Form C

Cover Page

Name of issuer:

Unity Vibration Living Kombucha Tea LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: MI

Date of organization: 8/28/2009

Physical address of issuer:

UVK Beer
Ypsilanti MI 48198

Website of issuer:

http://www.unityvibrationkombucha.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Class B Units

Target number of securities to be offered:

17

Price:

$5,000.00000

Method for determining price:

Dividing pre-money valuation ($3,135,000) by number of shares outstanding on fully diluted basis.

Target offering amount:

$51,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$105,000.00

Deadline to reach the target offering amount:

6/12/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$272,140.00	$240,830.00
Cash & Cash Equivalents:	$9,134.00	$18,957.00
Accounts Receivable:	$88,350.00	$30,581.00
Short-term Debt:	$217,059.00	$107,590.00
Long-term Debt:	$393,905.00	$409,246.00
Revenues/Sales:	$862,709.00	$884,682.00
Cost of Goods Sold:	$524,094.00	$606,827.00
Taxes Paid:	$0.00	$16.00
Net Income:	($134,392.00)	($153,546.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Unity Vibration Living Kombucha Tea LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Rachel Kanaan	Co-founder	Unity Vibration Living Kombucha Tea LLC	2009
Tarek Kanaan	Co-founder	Unity Vibration Living Kombucha Tea LLC	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Rachel Kanaan	Co-Founder	2009
Tarek Kanaan	Co-Founder	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Tarek Kanaan	311.7 Class A Units	30.5
Rachel Kanaan	311.7 Class A Units	30.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Any projections of future performance provided to you may prove to be incorrect.The financial projections of the Company and projections relating to the future market for the Company's potential products are based upon current assumptions as to future events and conditions which the Company believes to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of the Company's future operations can be expected to be different from those projected, and such difference may be material and adverse. Potential investors should consider the projections in light of the underlying assumptions, reach their own conclusions as to the reasonableness of those assumptions and evaluate the projections on the basis of that analysis.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Factual statements have not been independently verified.

No party has been engaged to verify the accuracy or adequacy of any of the factual statements contained in this offering statement. In particular, neither legal counsel nor any other party has been engaged to verify any statements relating to the experience, skills, contacts or other attributes of the managers, officers and employees of the Company, or to the anticipated future performance of the Company.

A disruption in brewing activities could have a material adverse effect on the Company. A prolonged disruption to brewing activities (e.g., due to fire, industrial action or any other cause) at our brewing site could have a material adverse effect on the Company's ability to brew its products, which in turn could cause a material adverse effect on the Company's financial results and on your investment.

Changes in the economy could have a detrimental impact. Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on beer and/or alcohol consumption and may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

Increased costs could affect the company. An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

An investment in the Company is speculative. Subscribers of the Units offered hereby may not realize a return on their investment and could lose their investment. Subscribers should carefully review this Agreement and these Risk Factors and consult with their attorneys, tax advisers, and/or business advisers prior to purchasing the Units offered hereby.

The Company has debts and payables. The Company has debt secured by the assets of its brewery as well as payables that need to be resolved. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Units offered hereby may be diluted by future issuances of Units of the Company with superior rights. It is anticipated that the Company will need additional rounds of financing for future anticipated expansion. Additional funding would likely adversely affect the current equity owners by diluting their equity interests in the Company. The Company cannot guarantee that the necessary funds will be made available to the Company. Thus, there is no assurance that the Company will be able to continue to develop and fully implement its marketing plan nor continue to operate if the necessary funding is not available.

The Company has broad discretion in the application of the proceeds from the sale of Units.The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

The foregoing risk factors do not purport to be a complete enumeration or explanation of the risks involved in an investment in the Company. Prospective investors are urged to consult their own advisers before deciding to invest in the Company.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$51,000**

Use of Proceeds: 30% Working capital, 53% Sales/Marketing personnel, 12% Brewing Equipment, 5% Wefunder intermediary fee

If we raise: **$105,000**

Use of Proceeds: 30% Working capital, 53% Sales/Marketing personnel, 12% Brewing Equipment, 5% Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced Round: $3,135,000 pre-money valuation
See exact security attached as Appendix B, Investor Contracts.

Unity Vibration Living Kombucha Tea LLC is offering up to 35 units of their Class B Units, for a maximum of $105,000.

Unity Vibration Living Kombucha Tea LLC is offering a minimum of 17 units of their Class B Units, totaling $51,000.

Voting rights:

Class B Units shall not be entitled to vote unless such Member also holds a 10% or greater Membership Interest of Class A units of the Company.

Winding Up:

On dissolution, the Company shall cease carrying on its business and affairs and shall begin winding them up. The Company shall complete the winding up as soon as practicable. Upon the winding up of the Company, its assets shall be distributed first to creditors, the CEED loan for any remaining balance the first being paid, to the extent permitted by law, in satisfaction of Company debts, liabilities and obligations and then to Members and former Members. Distributions to Members upon dissolution shall be made first to satisfy liabilities for distributions and then in accordance with the Members' capital account balances. The proceeds shall be paid to the Members within ninety (90) days after the date of winding up.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Units	25	25	No
Class A Units	1020	1020	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Distributions.
a. Class A Units.
i. The Company shall distribute to Members holding Class A Units a portion of any net operating profit (defined below) of the Company at times and in amounts as determined by vote of such Members. The Term "net operating profit" shall mean the gross receipts of the Company from the sale of products or the provision of services during the period being measured, less reasonable operating expenses incurred by the Company in conducting its business during that same period, not including depreciation, amortization and other
non-cash expenses, but including non-deductible cash expenditures, such as capital expenditures and the repayment of the principal portion of debt incurred by the Company. Operating expenses may include compensation paid by the Company to Tarek Kanaan and/or Rachel Kanaan for services provided by them to the Company that is no greater than 20% of the gross receipts of the Company (total for both of them) during the period being measured. The Company will determine its net operating profit within a reasonable period after the end of each calendar quarter.
ii. In addition to the distributions required under Section 4.2.a above, the Members holding Class A Units may by unanimous consent make distributions to themselves from time to time. Distributions may be made from the Company's net operating profit or from the proceeds of refinancing or selling some or all of the assets of the Company. Distributions may be made only after the Members determine in their reasonable judgment that the Company has cash on hand exceeding the Company's current and anticipated needs (including, operating expenses, debt service, acquisitions, reserves and mandatory distributions, if any). Unless the Members otherwise agree by unanimous written consent, such distributions shall be UNITY VIBRATION LIVING KOMBUCHA TEA, LLC THIRD AMENDED AND RESTATED OPERATING AGREEMENT made to the Members in accordance with each Member's Membership Interest. Distributions of liquidation proceeds shall be made in accordance with the Members' respective capital accounts and applicable federal tax regulations. Distributions shall be in cash
or property, or both, as the Members determine. No distribution shall be declared or made if, after giving it effect: (a) the Company would not be able to pay its debts as they become due in the usual course of business or (b) the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy on dissolution the preferential rights of other Members that are superior to the rights of the Members receiving the distribution.

b. Class B Units. The Company may make distributions to Class B Unitholders in the future.

Voting. All Members with 10% or greater Membership Interest of Class A Units of the Company shall be entitled to vote on any matter submitted to a vote of the Members. The 10% Membership Interest test is measured without regard to any Class B Units owned by a Member. Members owning Class B Units shall not be entitled to vote unless such Member also holds a 10% or greater Membership Interest of Class A units of the Company

Winding Up.

On dissolution, the Company shall cease carrying on its
business and affairs and shall begin winding them up. The Company shall complete the winding up as soon as practicable. Upon the winding up of the Company, its assets shall be distributed first to creditors, the CEED loan for any remaining balance the first being paid, to the extent permitted by law, in satisfaction of Company debts, liabilities and obligations and then to Members and former Members. Distributions to Members upon dissolution shall be made first to satisfy liabilities for distributions and then in accordance
with the Members' capital account balances. The proceeds shall be paid to the Members within ninety (90) days after the date of winding up.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering or sale).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our units that take into account factors such as the following:

- unrelated third party valuations of our units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our common units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Washtenaw County GAP
Issue date	01/02/13
Amount	$50,000.00
Outstanding principal plus interest	$32,100.00 as of 02/26/19
Interest rate	0.0% per annum
Reason for late payments	Several payments behind due to sales demand and cash constraints

Loan

Lender	Local Stake
Issue date	03/08/14
Amount	$204,000.00
Outstanding principal plus interest	$124,864.00 as of 02/26/19
Interest rate	8.0% per annum
Maturity date	08/01/22
Reason for late payments	Several payments behind due to cash constraints which we plan to catch up as soon as possible.

This was a revenue share agreement with a local investor crowdfunding platform called Localstake. The original loan amount was $136,000 and investors get paid back 1.5X their original investment at 2.76% of GR monthly.

Loan

Lender	Dawn White
Issue date	03/02/16
Amount	$5,000.00
Outstanding principal plus interest	$2,267.00 as of 02/27/19
Interest rate	6.0% per annum
Maturity date	03/01/21
Reason for late payments	Cash constraints and plan to pay back as soon as possible.

Investor loan and investor is supportive of business growth.

Loan

Lender	Peter Keene
Issue date	03/02/16
Amount	$25,000.00
Outstanding principal plus interest	$11,332.00 as of 02/27/19
Interest rate	6.0% per annum
Maturity date	03/01/21
Reason for late payments	Capital constraints. Plan to get caught up as soon as possible.

Investor loan and investor is supportive of business growth.

Loan

Lender	CEED Lending
Issue date	05/10/16
Amount	$50,000.00
Outstanding principal plus interest	$23,434.00 as of 02/26/19
Interest rate	5.0% per annum
Maturity date	05/01/21
Reason for late payments	Cash constraints due to large order volume have caused us to be a few payments behind which we intend to catch up as soon as possible.

Loan

Lender	Invest Detroit
Issue date	10/18/16
Amount	$87,500.00
Outstanding principal plus interest	$52,298.00 as of 02/26/19
Interest rate	7.5% per annum
Maturity date	10/18/21
Reason for late payments	Several payments behind due to cash constraints

Loan

Lender	Tarek and Rachel Kanaan
Issue date	11/16/16
Amount	$26,000.00
Outstanding principal plus interest	$26,000.00 as of 02/26/19
Interest rate	5.0% per annum
Maturity date	11/16/21
Current with payments	Yes

The note does not have a structured repayment schedule, but is expected to be repaid as the Company is able to.

Loan

Lender	Daniel Sternberg
Issue date	05/02/17
Amount	$25,000.00
Outstanding principal plus interest	$25,000.00 as of 03/19/19
Interest rate	20.0% per annum
Maturity date	05/02/19
Current with payments	Yes

Will be converted to equity in May 2019.

Convertible Note

Issue date	09/02/17
Amount	$20,000.00
Interest rate	10.0% per annum
Discount rate	20.0%
Valuation cap	$4,000,000.00
Maturity date	09/01/20

Original maturity date was extended.

Convertible Note

Issue date	10/01/17
Amount	$50,000.00
Interest rate	10.0% per annum
Discount rate	20.0%
Valuation cap	$4,000,000.00
Maturity date	10/01/20

Original maturity date was extended.

Convertible Note

Issue date	11/01/17
Amount	$30,000.00
Interest rate	10.0% per annum
Discount rate	20.0%
Valuation cap	$4,000,000.00
Maturity date	11/01/20

Original maturity date was extended.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	Priced Round	$500	General operations
9/2017	Section 4(a)(2)	Convertible Note	$20,000	General operations
10/2017	Section 4(a)(2)	Convertible Note	$50,000	General operations
11/2017	Section 4(a)(2)	Convertible Note	$30,000	General operations
6/2018	Section 4(a)(2)	Class A Units	$20,000	General operations
7/2018	Section 4(a)(2)	Class A Units	$20,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Tarek and Rachel Kanaan
Amount Invested	$26,000.00
Transaction type	Loan
Issue date	11/02/16
Outstanding principal plus interest	$26,000.00 as of 03/19/19
Interest rate	5.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Managing Members

No set maturity date / repayment plan. The loan is intended to be repaid as the Company is able.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We've been brewing organic, gluten-free, probiotic rich Kombucha Tea and Beer for almost a decade, and are the leaders in the Kombucha Beer space. We aspire to spread Love, Health, Possibility and Inspiration through our story and products. As segment pioneers, we intend for Unity Vibration Kombucha to be a fully national brand and segment leader in the Hard Kombucha category.
ALWAYS STAY TRUE!

We aspire to grow into a sustainable multi-million dollar company to benefit as many lives as possible through Unity Vibration products and our mission to inspire and educate our consumers. Our intentions of taking an active part in stabilizing the currently disruptive relationship between earth's two most complex systems—human culture and the living world.... and brewing the world's best tasting Kombucha Beer- "In Kombucha we trust!"

Milestones

Unity Vibration Living Kombucha Tea LLC was incorporated in the State of Michigan in August 2009. The company may elect to convert to a C-corp in the future.

Since then, we have:

- Over 4.2 M revenue in the history of our company and growing. The kombucha segment and functional alcohol segemnts are "on fire". Smart folks like to have a drink and be healthy! Unity is the segment pioneer (we invented kombucha beer) and we know this territory well.
- Selling products in 1000 Retail Accounts currently including 136 Whole Foods in 15 states with 18 distributors
- Draft Magazine Top 25 Best Beer: Bourbon Peach Kombucha Beer. The only kombucha beer to ever make this list.
- Tea rated one of best on the market by BevNet
- The pioneers and a leader in the Kombucha Beer market, a growing segment in the health and beverage spaces.
- Ethical Microbrewery with aspirations to be sustainable in a balanced way. IE- Move to solar energy, move from glass bottles to can our products in recycled aluminum with digitally printed cans, revamp our current compost system and compost all our waste. Continue supporting our local growers and add new local organic suppliers, add a biodynamic SKU to our current list of beers.
- Awesome CEO and panel of advisers! Award winning brewer/ founders at the helm in innovation and culture curation.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $862,709 compared to the year ended December 31, 2017, when the Company had revenues of $884,682. Our gross margin was 39.25% in fiscal year 2018, compared to 31.41% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $272,140, including $9,134 in cash. As of December 31, 2017, the Company had $240,830 in total assets, including $18,957 in cash.
- *Net Loss.* The Company has had net losses of $134,392 and net losses of $153,546 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $610,964 for the fiscal year ended December 31, 2018 and $516,836 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $445,000 in debt and $372,500 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 5 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Unity Vibration Living Kombucha Tea LLC cash in hand is $9,168, as of February 2019. Over the last three months, revenues have averaged $65,785/month, cost of goods sold has averaged $24,000/month, and operational expenses have averaged $37,000/month, for an average net margin of $4,785.

We have seen a 30% increase in revenues in the last quarter of 2018. We expect (although cannot guarantee) the same to continue with fluctuations due to seasonality. We expect expenses to increase during the period as well at the same ratio to revenues they exist in today, so that we continue to be cash flow positive.

We are currently cash flow positive and (although we cannot guarantee it's completion) are attempting to secure our first major capital raise of $2 Million.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Rachel Kanaan, certify that:

(1) the financial statements of Unity Vibration Living Kombucha Tea LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of Unity Vibration Living Kombucha Tea LLC included in this Form reflects accurately the information reported on the tax return for Unity Vibration Living Kombucha Tea LLC filed for the fiscal year ended 2018.

Rachel Kanaan
Co-founder

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.unityvibrationkombucha.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Unity Vibrations Kombucha Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Rachel Kanaan
Tarek Kanaan

Appendix E: Supporting Documents

Third_Amended_and_Restated____Operating_Agreement_for_Unity_Vibration_Living_Kombuch_Tea__LLC.pdf

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Unity Vibration
Unity Vibration
Unity Vibration

INVEST IN UNITY VIBRATION KOMBUCHA BEER

maximum target met

$0
raised of $0 maximum target from 0 investors

Organic, gluten-free, probiotic rich Kombucha beer distributed in 17 states

We have been brewing vegan, organic, gluten-free, probiotic rich Kombucha Beer for almost a decade. Our brew tastes as great as it is for your body and we are the pioneers of the 'Hard Kombucha' space, with distribution in 17 states and $4.7million of lifetime revenue. We aspire to spread Love, Health, Possibility and Inspiration through our story and products, and for Unity Vibration Kombucha to be a fully national brand.ALWAYS STAY TRUE!



Rachel Kanaan
Co-founder
A founding member of FERMENTA (MI Women's Craft Collaborative); award-winning kombucha formulator


Unity Vibration
Unity Vibration
BEER
BOURBON PEACH
KOMBUCHA BEER
ELDERWAND

The "vibrational" part of Unity Vibration.

Why you may want to invest

1. $4.7mil lifetime revenue, sold in 17 states and growing
2. Organic, gluten-free and probiotic rich production supports local growers
3. Awarded Draft Magazine Top 25 Best Beer. The only Kombucha beer to ever make the list.
4. Using the funds to expand our markets and can our Kombucha beer.
5. Experienced CEO and panel of advisors who have scaled food and beverage companies

$ 100 min

REMIND ME (2)

What you are investing in

Priced Round

$5.23M pre-money valuation

$5,000.00 per share
Preferred Stock

If you invest, you're betting Unity Vibration Kombucha Beer will be worth more than $5.23M in the future.

Earning a return

Learn more about equity fundraises

Investor perks

$250+
Culture Start: Don your very own Unity Vibes tee and get several stickers from Unity's own archival collection.

$500+
Culture Collector: (biggest little fan!) Don your tee, show your Unity sticker collection while drinking from a manufactured Unity Belgian beer glass (set of 4)!

$1,000+
Culture Craze: (littlest big fan!) You have just become a Mug Club member at Unity's Triple Goddess tasting room! Drink from your Beautiful hand blown Belgian glass (they are so insane!!) while wearing your tee and giving away your old set of commercial Belgian glasses (and

Our Ambition

We want to lead the Hard Kombucha segment and to benefit as many lives as possible through Unity Vibration products with our mission to inspire and educate our consumers and community. Our intentions of taking an active part in stabilizing the currently disruptive relationship between earth's two most complex systems—human culture and the living world....and brewing the world's best tasting Kombucha Beer- "In Kombucha we trust!"

- Unity_Vibrations_Select_Pages_K__S-1.jpg
- Unity_Vibrations_Select_Pages_K__S-2.jpg
- Unity_Beers_12_v3_Proof.pdf
- Unity_Final_Pitch_Deck_Wefunder.pdf

unityvibrationkombucha.com

stickers) to your very thankful friends at the same time being served and specially catered to at our tasting-room.

$10,000+
Culture Clash: Get your own Unity Vibration Tap Handle, don your tee, drink your Booch in your fine handblown Belgian glass with your fancy friends while you receive a private tasting and tour.

see less

Why I Like Unity Vibration Kombucha Beer

It is not a matter IF Kombucha will become a mainstream product is a matter of WHEN. I am not only an investor...I am also a fan. It is nice to invest in a business where the main problem is the need to produce more because they cannot keep up with demand. Those are good problems to have.

Daniel Sternberg
CURRENT INVESTOR

THE BUZZ ABOUT UNITY VIBRATION KOMBUCHA BEER

I've been meaning to go to your place for while. Was in Ypsi on Saturday in the afternoon but you guys were not open till five. Ended up at sidetrack and was so happy to see your beer on tap!!! Also found your bottles are in a store near me. Absolutely love Love love your beer! Thank you !!!

Kelli
Customer

BOURBON PEACH AMERICAN WILD ALE Unity Vibration Specialty Beer This whimsical reimagination of an American wild ale blurs the lines between kombucha tea and Belgian lambics. Fermented with a kombucha SCOBY (symbiotic culture of bacteria and yeast, including lactobacillus and Brettanomyces) and aged in oak bourbon casks with peaches, the funky, bubbly beer playfully balances sweet, fragrant fruit with vinegary tartness.

Draft Magazine
National Craft Beer Magazine

I am an active investor in Unity Vibration for several reasons: 1 - UV is a local, Washtenaw County, food industry company and I prefer to support local food companies in my close-in community and help them to be successful. 2 - I believe the Founders, Tarek and Rachel, to be smart, creative, honest, capable, and hard-working people. All necessities for a startup. 3 - It is also impossible to start and sustain a new business to the "success" line without a very healthy measure of determination, which I think Tarek and Rachel possess.

Tim R.
Current Investor

"Unity Vibrations does a wonderful job of supporting the local community."

Michelle - Retail Beer Buyer
Arbor Farms Market

The beverage UV produces is 'good food', using organically grown ingredients. I invest only in companies that produce food that answers an actual need, on both external and internal levels, in moving toward a healthy future. Consumer and industry trends are moving in the direction of UV's products. They are in the position of Pioneer or 1st Mover in a new beverage segment, plump with potential and possibility.

Mark R.
Founder, Horizon Organic Dairy. Adviser

The Washington Post

Video: Hard Kombucha Tasting!

Washington Post reporter Maura Jenkins tastes through 3 top hard kombucha brands including UVK Beer!
March 14, 2019 @ washingtonpost.com

WSJ

Beer and Wine in the Same Glass? It's Actually Delicious

Bring a six-pack of something truly surprising to this weekend's round of barbecues: refreshing new hybrids that combine the best elements of beer, wine and other beverages.
March 12, 2019 @ wsj.com

food network

How to Get a Healthy Buzz

Kombucha with alcohol levels on par with beer are getting lots of buzz.
March 12, 2019 @ foodnetwork.com

The Washington Post

Is boozy kombucha good for you? It's getting so popular it might not matter.

Kombucha - as purveyors of the health elixir claim - has a multitude of health benefits: It can aid your digestion, colonize your gut with healthy bacteria and boost your immunity. And lately, it can get you drunk. All kombucha has a little bit of
March 12, 2019 @ washingtonpost.com

WEMU 89.1

Hidden In Plain Sight: Unity Vibration-Kombucha Microbrewery In Ypsilanti

89.1 WEMU's Jorge Avellan found a business in Ypsilanti that produces something that's been around for thousands of years. Now, with more flavor offerings and product lines, its popularity is only growing, thanks in part to a local compamy that
March 11, 2019 @ wemu.org

BEVERAGE MEDIA GROUP

Beverage Media - March 2019

42 BEVERAGE MEDIA MARCH 2019 BEVERAGEMEDIA.COM Impossible, you say? Think again! This product already exists: it's called hard kombucha or kombucha beer. It's a varia- tion on the popular non-alcoholic kom- bucha drink, with a punched-up
March 11, 2019 @ beveragemedia.com

FoodBusinessNews

Hard kombuchas are hitting the mainstream

CHICAGO - There is an emerging and quickly growing category of adult-centric refreshments in the United States dubbed "new school alcohol," said Brent Coons, director of natural insights, Spins, Chicago. These are single-serve, portable and often
March 5, 2019 @ foodbusinessnews.net

BEV NET

Kombucha Expands Its Audience - BevNET.com

For kombucha, mainstream adoption is no longer an issue of "if" but "when." That's not exactly breaking news to those within the industry: according to market research firm SPINS, the refrigerated kombucha and fermented beverage category has grown
December 10, 2018 @ bevnet.com

Wine Enthusiast

Why Breweries Are Embracing Hard Kombucha

Andrew Clark was a homebrewing obsessive. If he wasn't brewing beer, he was probably drinking beer. It's a classic narrative that often turns a passion into a career. But for Clark, there was a hiccup: He became sensitive to gluten. Pints began to
May 18, 2018 @ winemag.com

High Alcohol Kombucha Is The Beer Replacement You Didn't Know You Needed

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Our Innovation: Kombucha Beer

We started brewing Kombucha tea in 2008. Three years later, we discovered we could brew a line of authentic, unadulterated over-21 Kombucha products.

Our flagship Kombucha beer is brewed for 30 days, just like traditional Kombucha, and then open-air-fermented on oak and bottled. It ranges in alcohol content from 7% to 11%, is all organic, vegan, gluten-free, and contains healthy probiotics - just like traditional Kombucha. We also infuse each batch with positive sound and vibration.

New branding which will be implemented from this raise with your help!

Our Story: from Ford Flex Deliveries to Distributing in 15 States

Unity Vibration Kombucha was conceived in 2008 out of the shared passion of its two founders, Rachel and Tarek Kanaan.

We moved from Michigan to California with 3 kids, a handful of necessities, and our SCOBY's, and started selling Kombucha tea out of our van to school parents on Fridays in the parking lot at the Santa Barbara Waldorf School. Demand grew, and two additional drop sites were added as word spread quickly throughout the community. We were scrappy, hauling cases of Kombucha around in our Ford Flex, but growing.

In 2010, the national 'Kombucha Crack-down' occurred. It effectively had Kombucha pulled from the shelves of all Whole Foods nationally to be tested for alcohol levels – and Whole Foods was our largest account. Our Kombucha tested at over the legal limit, as did the majority of others, and we faced the choice of altering our tea to keep alcohol levels low, or allowing it to be fully authentic and calling it a 'beer.' We decided to keep it authentic, and the rest is history!

In 2013 we were named Draft Magazine Top 25 Best Beer and we have been expanding steadily since then. Today, Unity products are sold in 17 states. We know the market for our product is huge, and we're just getting started. Now, with trends in our favor, we hope that you will help us take the next step on this amazing journey!

Tarek and Rachel at our tasting room in Michigan.

Today we dominate the Midwest. Next we want to take California, Florida, and Colorado.

Since 2011, we've been the leader of Kombucha Beer sales in the Midwest. Now we're focusing on expanding to other markets, and grew our Q4 sales in Southern California and Florida by 35% and 36% from 2017 to 2018, respectively.

We're using the majority of the funds from this raise to expand our marketing and sales footprint.

Our Market is Huge, and We're Growing

$1 Billion	**$10.5 Billion**	**$4.7M +**	**$24 Billion**
Size of Kombucha market	Size of gluten-free food and drink market	Lifetime revenue	Size of the craft beer market
$257M +	**43%**		
Hard Seltzer Category "Better for you" alcohol	Gross Margins		


WILD TONIC
WILD TONIC
BOOCH CRAFT
BOOCH CRAFT

Hard Kombucha is getting the attention of many health conscious consumers!

Tom Vierhile, Innovation Insights Director at GlobalData 28 November 2018

"According to sales data from Nielsen published by Brewhound, dollar sales of hard seltzer in the US hit US$257m for the year-to-date to 16 June, 2018 compared to just $85m over the same period a year earlier. Instead of losing momentum going into 2018, hard seltzer sales actually tripled, proving the naysayers wrong and providing alcohol companies with some solid evidence that they may want to get serious about healthy alcoholic beverages."

Meet the Founders

Brewing and innovating kombucha since 2008



Rachel Kanaan

Co-founder

A founding member of FERMENTA (MI Women's Craft Collaborative); award-winning kombucha formulator



Tarek Kanaan

Co-founder

Founder Innovator, Operations; Master award-winning kombucha brewer and beverage innovator. BSME

AND THE REST OF THE TEAM



Donn Stroud

Brewery Operations Manager

Decades of shipping/receiving, warehouse and data management experience.



Waynetta Yee

Production Supervisor

30 years of production management and relationship building in the food service industry.



Ike Gill

Chief Executive Officer

Bev industry Senior Exec with track record building beverage companies successfully to exit. MBA



Dylan Davis

Head Brewer

Head brewer, Positive Vibeologist, Spreader of good will

Interview

– COLLAPSE ALL

WF: What is Unity Vibration Kombucha?

UV: Unity Vibration Kombucha is a brewery, a beverage company and a lifestyle brand. At UVK, our intention always is to produce the best tasting and highest quality Kombucha Beer and Tea in the world. We are proud of what we make and the positive impact it can have in peoples lives. We make a difference by offering people a beverage choice that aligns with their values and beliefs and adds happiness, enjoyment and celebration to their lives. We are proud to support the non-profits and food systems in our local community. We make choices that help facilitate carbon neutrality. We care about people and our planet.

We've been brewing organic, gluten-free, probiotic-rich Kombucha Tea since 2008, and Kombucha beer since 2011. We're the pioneers in the hard kombucha space. We aspire to spread Love, Health, Possibility and Inspiration through our story and products, and continue to grow into a nationally recognized and distributed brand.

WF: Who is the competition?

UV: Currently we have 5 primary regional and semi-national competitors. They are: Boochcraft out of San Diego with distribution in California, Kombrewcha out of NY with distribution in a few states, Wild Tonic out of Arizona with distribution in 20 states, Kyla out of Oregon in 16 states and Flying Embers out of California currently selling only in CA but with national distribution plans. We also compete with gluten-free Beer and Craft Cider. Unity is no longer alone on the shelves like we were for years, but now has company and a legitimate segment growing around it, which is a very good thing for growth potential and opportunity.

WF: What are the key metrics that you track for your business? How are you performing against them?

UV: Key metrics are sales, or gross revenue, cost of goods sold or COGS which leads to gross margin and net revenue. We have been growing in key markets but need to make a push with sales and marketing. We use retail portals and distributor sales reports to analyze product velocity and placements. We have improved our gross margin and will improve this as we expand and work towards profitability. For quality, we use customer feedback, hone in on our tasting room patrons and use social media. Social Media analytics provides data on brand awareness.

WF: How big is the market?

UV: Huge. The Kombucha and Fermented Beverage market is worth $1 billion, and grew 37% in 2018. The Craft Beer and Alternatives market is worth $24 billion, and the Gluten-Free Food and Beverage market is worth $10.5 billion. We operate in all three spaces, and all three are growing.

According to the Nielson Global Health and Wellness Survey, 41% of Generation Z'ers (Millennial's) stated that they would be willing to pay more for healthier products, and 26% of Generation X'ers data was the same. These groups are currently our biggest customer demographics.

WF: How is Unity different than other Hard Kombucha?

UV: We were lucky enough to be surrounded by an amazing community of brewers in Michigan as well as members of the Michigan Brewers Guild. This has propelled us since our inception to create a very high quality craft product. We also utilize the art of bottle conditioning vs. force carbonation (the technique employed by most of our competition). Bottle conditioning makes the final product taste much better and be of higher quality. We also have several trade secrets that we use in our brewing process. Many say we've got the best tasting kombucha Beer on the market...Taste it for yourself!

WF: What's new about what we are making?

UV: We make Kombucha...but with a kick and were the first nationally to do so in 2011. We are strongly influenced by craft brewing techniques and are passionate about quality and keeping an artisinal nature in everything we make. This is something new in the kombucha world: a kombucha cross-over to craft beer with very high quality standards for taste and effect. We brew our healthy delicious tea libation intentionally to that of a Hard Kombucha or Beer. Our kombuchas' range from 5-11% abv. With most of them clocking in around 8%abv.

WF: How did you get started?

UV: Unity Vibration Kombucha was conceived in 2008 out of the shared passion of its two founders, Rachel and Tarek Kanaan.

We moved from Michigan to California with 3 kids, a handful of necessities, and our SCOBY's, and started selling Kombucha tea out of our van to school parents on Fridays in the parking lot at the Santa Barbara Waldorf School. Demand grew, and two additional drop sites were added as word spread quickly throughout the community.

In 2009, we took the leap into making Unity Vibration Kombucha a business, and started brewing in a converted downstairs bedroom. We sold to local farmers markets, in health food stores, Co-op's and even managed to pitch and get into Whole Foods. We were scrappy, hauling cases of Kombucha around in our Ford Flex, but growing.

In 2010, the national 'Kombucha Crack-down' occurred. It effectively had Kombucha pulled from the shelves of all Whole Foods nationally to be tested for alcohol levels – and Whole Foods was our largest account. Our Kombucha tested at over the legal limit, as did the majority of others, and we faced the choice of altering our tea to keep alcohol levels low, or allowing it to be fully authentic and calling it a 'beer.' We decided to keep it authentic, and the rest is history!

In 2011, we took this challenge and turned it into an advantage by creating the world's first hard kombucha! We had interests in brewing Belgian Lambics, wild fermentation, kombucha brewing and wine-making and took those skills to create this brand new style of alcoholic beverage. Sales were quick with our Michigan craft beer distributor and in 2012 we moved into our first production facility, just down the road from our house.

In 2013 we were named Draft Magazine Top 25 Best Beer and we have been expanding steadily since then. Today, Unity products are sold in 17 states. We know the market for our product is huge, and we're just getting started. Now, with trends in our favor, we hope that you will help us take the next step on this amazing journey!

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RISKS

1 **Any projections of future performance provided to you may prove to be incorrect.The financial projections of the Company and projections relating to the future market for the Company's potential products are based upon current assumptions as to future events and conditions which the Company believes to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of the Company's future operations can be expected to be different**

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Unity Vibration Kombucha Beer is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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